Filed Pursuant to Rule 424(b)(5)

Registration No. 333-296836

PROSPECTUS SUPPLEMENT

(to Prospectus dated June 24, 2026)

$6,700,000

Ordinary Shares

We have entered into an At the Market Offering Agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright”, or the “Manager”) relating to the sale of our ordinary shares, par value £0.002 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of such Sales Agreement, under this prospectus supplement and the accompanying prospectus, we may offer and sell our ordinary shares having an aggregate offering price of up to $6,700,000 from time to time through or to Wainwright acting as our agent or principal.

Sales of our ordinary shares, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the Securities Act), including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), the existing trading market for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Wainwright is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, on mutually agreed terms between Wainwright and us. There are no minimum sale requirements, and there is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the ordinary shares will be sold in the section entitled “Plan of Distribution.”

The compensation to Wainwright for sales of our ordinary shares sold pursuant to the Sales Agreement will be 3.0% of the gross proceeds of any ordinary shares sold under the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This offering pursuant to this prospectus supplement and the accompanying base prospectus will terminate upon the termination by us or Wainwright of the Sales Agreement pursuant to its terms.

Our ordinary shares are currently listed on The Nasdaq Capital Market under the symbol “RCT”. On July 16, 2026, the last reported sale price of our ordinary shares was $0.248 per share. As of July 21, 2026, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was $20,377,287 based on 68,380,615 shares of outstanding ordinary shares, of which 27,169,716 ordinary shares are held by non-affiliates, and a per share price of $0.75, which was the closing sale price of our ordinary shares as quoted on the Nasdaq Capital Market on May 27, 2026. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

We are a “foreign private issuer” and an “emerging growth company” under the U.S. federal securities laws as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as a result, have elected to comply with certain reduced public company disclosure and reporting requirements. In addition, as long as we remain an emerging growth company, we will qualify for certain limited exceptions from the Sarbanes-Oxley Act of 2002.

Investing in our ordinary shares involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described under “Risk Factors” beginning on page S-10 of the accompanying prospectus and those risk factors in the documents incorporated by reference herein and therein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 21, 2026

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed on Form F-3 with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus supplement and the accompanying prospectus, we may offer and sell a number of our ordinary shares having an aggregate offering price of up to $6,700,000 from time to time through or to Wainwright acting as our agent or principal at prices to be determined by market conditions at the time of the offering. The $6,700,000 of our ordinary shares that may be sold under this prospectus supplement are included in the up to $100 million of ordinary shares that may be sold under the registration statement.

This prospectus supplement relates to the offering of our ordinary shares. Before buying any of the ordinary shares that we are offering, we urge you to carefully read this prospectus supplement, together with the information incorporated by reference herein as described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the specific details regarding this offering and also adds to and updates information contained in the documents incorporated by reference into this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Wainwright has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus supplement prepared by or on behalf of us or to which we have referred you. We and Wainwright take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Wainwright is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

When we refer to “RedCloud,” “we,” “our,” “us” and the “Company” in this prospectus supplement, we mean RedCloud Holdings plc, together with our consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our trademarks in this prospectus supplement as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated herein contains “forward-looking statements” (as defined in Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended), that reflect our current expectations and views of future events and that involve significant risks and uncertainties. Readers are cautioned that significant known and unknown risks, uncertainties and other important factors (including those over which we may have no control and others listed in this prospectus (including the information incorporated herein) and in the “Risk Factors” section of this prospectus and in our Annual Report on Form 20-F) may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

We intend the forward-looking statements to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. You can identify some of these forward-looking statements by words or phrases such as “may,” “could,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “continue” or other similar expressions.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our lack of operating history;

●	our estimates regarding future revenue, expenses and needs for additional financing;

●	ineffectively competing in our industry;

●	the impact of governmental laws and regulation;

●	difficulties with certain third-party service providers we rely on or will rely on;

●	failure to maintain our corporate culture as we grow and changes in consumer recognition of our brand;

●	changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel;

●	our ability to expand our business in the jurisdictions in which we currently operate and our ability to expand our business into new jurisdictions;

●	the continued performance of our RedAI infrastructure and its AI and machine learning capabilities;

●	our estimated revenue, net loss, OPEX and transaction based revenue;

●	our ability to retain and grow the brands, distributors and retailers on our infrastructure and associated products;

●	our ability to continue to innovate and expand our technological capabilities;

●	labor shortages, unionization activities, labor disputes or increased labor costs, including increased labor costs resulting from minimum wage increases; and

●	inadequately protecting our intellectual property or breaches of security of confidential consumer information.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or incorporated herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth or incorporated by reference herein under “Risk Factors” and elsewhere in this prospectus supplement. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus supplement or incorporated by reference herein should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus supplement or incorporated by reference herein represent our judgment as of the date of this prospectus supplement. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus supplement. Prior to investing in our ordinary shares, you should read this prospectus supplement, the information incorporated by reference herein and the documents we have filed as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect. See “Where You Can Find More Information.”

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information about our company, certain material terms of the securities that may be offered that are known as of the date of this prospectus supplement and information contained in greater detail in other parts of this prospectus supplement or incorporated by reference into this prospectus supplement from our filings with the SEC listed in the section entitled “Information Incorporated by Reference.” For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read this prospectus supplement, which explains the specific terms of the securities being offered, the accompanying prospectus, which explains the general terms of the securities that we may offer, and the documents referred to in “Where You Can Find Additional Information” for information about us, including our financial statements.

Our Company

We have developed and operate the RedAI infrastructure and associated products, facilitating the trading of everyday consumer supplies of FMCG products across business supply chains in Nigeria, South Africa, Argentina, Brazil and through joint ventures in Türkiye and Saudi Arabia. We believe RedAI solves a longstanding structural inefficiency in how key purchase and sales data is shared between manufacturer brands, distributors and retailers in high-growth consumer markets. For the year ended December 31, 2025, we generated revenue of approximately $48.5 million, a 4.4% increase year-on-year, with TTV growing 31% to $3.2 billion, served across a network of over 1,017 active distributors and 68,089 active retailers.

Through the facilitation of that trade, we collect, cleanse and aggregate transactional and behavioural data at scale. Cumulative trades across RedAI reached $6.9 billion between January 2023 and December 2025, creating a proprietary data foundation that delivers market-level insights beyond what individual company datasets or publicly available data can provide. We believe this asset—built through every order placed, every product listed and every buying decision made across our network—represents a structural and growing competitive advantage that becomes more powerful as transaction volumes increase.

It is this data foundation that now underpins our AI-focused product strategy. We have directed increasing research and development (“R&D”) and product investment toward user applications and agentic AI, monetising the dataset through AI-powered recommendations and predictions that support FMCG and supply chain professionals in planning, operations and sales. This includes the development of specialist AI agents—covering optimum inventory levels, economic order quantities (“EOQ”) and product mix presented to downstream customers. We believe this positions RedAI to move beyond the facilitation of trade and towards becoming the decision intelligence layer across global FMCG supply chains, where more trade is then executed on our networks.

The RedAI infrastructure has to date been sold on a consumption-based model, with transaction-based revenue charged to brands and distributors. As we transition to a more intelligence-driven product portfolio, we expect to monetise decision intelligence through a combination of subscription revenue and transactional revenue generated when trading decisions are executed across our network. RedAI enables structured data exchange across the FMCG value chain, allowing participants to move away from fragmented and manual procurement processes toward a more data driven and coordinated trading environment. By consolidating transactional and behavioural data across retailers, distributors, and brands, RedAI improves the transparency and efficiency of B2B purchasing and supply chain decision-making.

Retailers using RedAI are able to access AI-driven recommendations that assist with inventory planning and procurement decisions across large and complex product catalogues. These insights are generated through the analysis of historical and real-time purchasing behaviour, enabling faster identification of relevant products and suppliers.

Additionally, our infrastructure has AI and machine learning capabilities that provide our brands, distributors and retailers with trading and product insights and data to help them make better commercial decisions regarding their business operations. For example, RedAI has the capability to (1) inform retailers when they are running low on products, (2) inform distributors what other retailers in the area in which they operate are selling, and (3) inform brands and distributors the type of goods and products retailers are looking for on our infrastructure. We currently operate in Argentina, Brazil, Nigeria, and South Africa which are high consumer growth markets and plan to expand to additional countries in the future.

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RedAI also enhances demand side visibility for brands and distributors by identifying purchasing trends and product requirements across specific retail networks and geographies. This enables suppliers to better understand localised demand signals and to engage more efficiently with relevant retail partners, improving route-to-market effectiveness.

The RedAI Infrastructure

RedAI is an intelligent infrastructure and associated products that provides FMCG manufacturers, distributors and retailers with a faster, more intuitive way to trade effectively with each other to ensure the right products reach shelves, in appropriate quantities and at the right time. Before 2025, data collection and transactional volume was centered around the Red101 retailer app and B2B marketplace technology, increasingly delivering insights and recommendations to customers via RedInsights dashboards and reports. Since 2025, we have increased our commercial focus on aggregation and monetization of the proprietary data through RedAI as a unique selling proposition in the market, such that customers value RedAI for both predictive and decision intelligence and access to our trading networks to streamline their operations. Simultaneously the dramatic impact of generative AI and its increasing transformation of software development has provided an opportunity to reimagine the RedAI user experience and development roadmap through AI native infrastructure, AI agents, Model Context Protocol (“MCP”) integrations and a more flexible infrastructure to suit the needs of enterprise customers. This has enabled the Company to begin commercializing its RedAI infrastructure through enterprise licensing and joint venture deployment structures in selected international markets, including Saudi Arabia and Türkiye. These arrangements are intended to enable regional deployment of the Company’s AI-enabled trade infrastructure while leveraging local operating expertise, distribution relationships and infrastructure requirements.

We currently operate our infrastructure in what we consider the high growth consumer markets of Argentina, Brazil, Nigeria, and South Africa. As of December 31, 2025, we had approximately 1,017 sellers (distributors, wholesalers and brands), representing 7,910 brands, over 210,000 products listed and 68,089 retailers on our infrastructure. To date, we have generated our revenue from applying a transaction-based revenue on the TTV of each transaction conducted on our infrastructure. All revenue we receive is from the brand or distributors. Retailers on RedAI do not pay any fees on the transactions to which they are a party. The transaction-based revenue ranges from 1% to 5% of the TTV. For the year ended December 31, 2025, the average transaction-based revenue equated to approximately 1.5% of the TTV. For the year ended December 31, 2025, we had processed approximately 827,323 orders with approximately $3.2 billion in TTV. Furthermore, the decline in our Argentinian market reflects our strategic decision to reallocate capital to higher return opportunities, including our JV licensing model while the operations remain active in the country. As of January 2026, we began deploying RedAI ‘packages’ for mid-market distributors that attract a subscription fee in addition to transactional revenue, recognizing the value of our intelligence and forward operating officers in the field. In addition, our joint ventures are paying an annual fee to license the RedAI infrastructure into their markets.

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RedAI Infrastructure and Associated Product Today

The Company currently operates the following sub-branded propositions, powered by RedAI data and intelligence:

●	RedAI – the data foundation, machine learning and intelligence capabilities presented to users. Other product brands are ‘powered by’ RedAI.

●	Red101 — the Company’s retailer-facing ordering and re-order app, enabling account holders to place and pay for orders directly.

●	RedInsights — dashboards and reporting tools delivering data-driven insights and recommendations to distributors and brand customers.

●	TradeX — a bulk trading program facilitating large-volume B2B transactions between distributors and retailers.

Together these components formed an integrated trading platform, generating revenue primarily through transaction-based fees applied to the TTV of orders conducted across RedAI.

RedAI Roadmap

The Company is in late development of a significant evolution of RedAI, which is expected to undergo a phased launch to enterprise customers first, beginning in H2 2026. The upcoming RedAI releases retain and enhance the functionality of the legacy components while introducing a new layered architecture comprising three principal components: a business application layer with initial intelligence features, powered by the recently announced RAID (Realtime AI for Distribution) engine.

The business application layer is expected to dedicated functional environments across three domains, each enabling Decision Intelligence — AI-generated recommendations and insights delivered within role-based application modules:

●	RedAI Strategy — commercial intelligence across market share, product information, and retailer coverage

●	RedAI Operations — inventory optimisation, stockout prevention, and automated replenishment

●	RedAI Sales — route optimisation, upsell recommendations, and autonomous order execution support

Other product elements already announced for future release include:

RAID (Realtime AI for Distribution) was announced for launch in H2 and initially contains a two-tier, learning-to-rank system, designed to deliver highly relevant product recommendations at scale across distributor networks. Trained on 3.7 million completed trade transactions, RAID has achieved accuracy levels (NDCG) that are significantly above the >80% threshold generally considered commercially impactful for ranking systems in an R&D validation. Unlike consumer recommendation engines that infer intent from behavioural signals, RAID is trained on executed trade. RAID is designed to be exposed at the application layer to drive decisions. By embedding intelligence directly at the point of transaction, RedAI enables distributors and retailers to act on predicted outcomes, increasing average order value, improving repeat rates and optimising inventory flow in near-live trading environments. This represents a shift from backward-looking analysis to forward-looking execution.

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Specialist AI Agents:

●	RedAI Inventory Agent (Distribution): expected to support inventory managers to reduce both stockouts and excess inventory by continuously monitoring inventory levels versus predicted market demand signals to recommend optimal reorder quantities and timing. By dynamically balancing economic order quantity against actual market demand, the agent’s predictive recommendations are designed to streamline trade while improving working capital efficiency and service levels across the supply chain.

●	RedAI Sales Agent (Distribution): expected to support sales teams to maximise inventory sell-out performance by identifying high-propensity buyers, recommending pricing strategies and ‘best-sold with’ product bundles. Improves performance of each salesperson by automating research steps to reducing effort on low-propensity customers, while increasing sales order value.

●	RedAI Market Planning Agent (FMCG): provide FMCG brand managers with granular visibility of market performance of branded product at category and SKU level, including competitive activity, channel dynamics, and localized growth opportunities. By surfacing actionable intelligence from across RedCloud’s trade data network, and providing recommendations for action, the agent is expected to directly support the growth of market share and competitive advantage.

The Company expects to make additional product announcements in due course about other planned elements of the RedAI infrastructure and expects to invest in a proactive roadmap of new products and features and improvements in due course.

Recent Developments

On July 20, 2026, Raju Datla, the Chief Financial Officer of the Company, provided written notice of his resignation as Chief Financial Officer, effective July 31, 2026, to allow for an orderly handover of his responsibilities. Mr. Datla’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including any matters concerning accounting, financial reporting or internal controls. Mr. Datla will support the transition of the finance function through his departure date.

The Company’s treasury and finance operations will continue under its existing finance leadership, while the company is conducting a search for a Chief Financial Officer.

Corporate Information

Our corporate name is RedCloud Holdings plc (the “Company”). We are a public limited company organized under the laws of England and Wales and incorporated on April 15, 2024 under registered number 15647424. Our principal executive office is located at 50 Liverpool Street, London, EC2M 7PY, and our phone number is +44 (0) 207 754 3735. We maintain a website at https://redcloudtechnology.com. The references to our website are intended to be inactive textual references only. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus supplement and investors should not rely on such information in deciding whether to purchase our ordinary shares. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (which we refer to as “the Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved; and

●	exemption from complying with recently enacted “pay versus performance” reporting obligations.

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In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.235 billion or more in annual gross revenues; (ii) the end of fiscal year 2030; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our ordinary shares held by non-affiliates exceeded $700 million on the last business day of our second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Smaller Reporting Company

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, as amended, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

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We currently rely on the “foreign private issuer exemption” with respect to the following requirements:

●	We do not follow Nasdaq Rule 5605(b) regarding independence requirements of the majority of the board of directors. Pursuant to the Companies Act 2006 (the “Companies Act”), the board of directors is not required to be comprised of a majority of independent directors.

●	We do not follow Nasdaq Rule 5620(c) regarding quorum requirements applicable to meetings of shareholders. Such quorum requirements are not required under English law. In accordance with generally accepted business practice, our amended and restated articles of association and the Companies Act provide alternative quorum requirements that are generally applicable to meetings of shareholders.

●	We do not follow Nasdaq Rule 5635(c) regarding shareholder approval requirements for the issuance of securities in connection with a share option or purchase plan that is established or materially amended or other equity compensation arrangement is made or materially amended. Pursuant to the Companies Act, we cannot allot ordinary shares or grant rights to subscribe for or to convert any security into ordinary shares in the Company without an ordinary resolution of the shareholders.

●	We do not follow Nasdaq Rule 5635(d) regarding shareholder approval requirements for the issuance of more than 20% of the outstanding ordinary shares of the issuer. Pursuant to the Companies Act, we cannot allot ordinary shares or grant rights to subscribe for or to convert any security into ordinary shares in the Company without an ordinary resolution of the shareholders.

Notwithstanding these exemptions, we will continue to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

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The Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus.

Ordinary shares offered by us pursuant to this prospectus supplement	Ordinary shares having an aggregate offering price of up to $6,700,000.

Ordinary shares to be outstanding after this offering (1)(2)	Up to 95,396,744 assuming sales of 27,016,129 of our ordinary shares in this offering at an assumed offering price of $0.248 per share, which was the last reported sale price of our ordinary shares on the Nasdaq Capital Market on July 16, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time on the Nasdaq Capital Market or other market for our ordinary shares in the United States through or to the Manager. See the section entitled “Plan of Distribution” on page S-16 of this prospectus supplement for additional information.

Use of proceeds	We currently intend to use the net proceeds from the sale of our ordinary shares offered by us hereunder (if any) for working capital and other general corporate purposes. However, pursuant to the terms of the outstanding convertible notes issued on February 26, 2026 (the “Notes”), we may be required to use up to 50% of the net proceeds to repay the Notes at the election of the holders thereof. See “Use of Proceeds” on page S-13 of this prospectus supplement for additional information.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase our ordinary shares.

Nasdaq symbol	Our ordinary shares are currently listed on The Nasdaq Capital Market under the symbol “RCT”.

(1) The number of ordinary shares to be outstanding upon completion of this offering is based on 68,380,615 ordinary shares outstanding as of July 21, 2026, and excludes:

●	2,771,458 ordinary shares issuable upon exercise of share options, at a weighted average exercise price of $1.06 per share;
●	14,335,283 ordinary shares issuable upon exercise of warrants, at an exercise price of $0.55 per share;
●	222,222 ordinary shares issuable upon exercise of warrants held by the underwriters in the initial public offering at an exercise price of $4.95 per share;
●	5,119,960 ordinary shares issuable upon conversion of the convertible notes issued in February 2026, which notes are currently exercisable at a price of $0.57 per share.

(2) Neither of the above listed shares outstanding as of July 21, 2026, or the anticipated number of shares outstanding after giving effect to this offering, give effect to any additional shares that may be issued due to the price resets or other adjustment features in our currently outstanding convertible securities that may be triggered by the issuance of shares in this offering.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in the accompanying prospectus, as well as those incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully consider other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in this prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

The amount of net proceeds we receive from this offering is uncertain, and we will need to raise additional capital. If we are unable to obtain additional financing, we expect that our existing cash resources will only fund our operations through the end of the current month.

The amount of net proceeds that we will receive from this offering is uncertain because it will depend on, among other things, the number of ordinary shares sold pursuant to this prospectus. Accordingly, there can be no assurance that we will receive sufficient proceeds from this offering to satisfy our anticipated liquidity needs.

Based on our current operating plan, we believe that our existing cash and cash equivalents, together with any cash generated from operations, will only be sufficient to fund our operations through the end of the current month unless we receive additional capital.

Even if we raise the full $6,700,000 in this offering, the proceeds may not be sufficient to fund our operations for an extended period, and we expect that we will need to raise additional capital through one or more equity offerings, debt financings or other strategic transactions. Furthermore, pursuant to the terms of our outstanding convertible notes issued on February 26, 2026, holders of those notes may elect to require us to use up to 50% of the net proceeds from this offering to repay such notes, which could further reduce the funds available for working capital and general corporate purposes.

There can be no assurance that additional financing will be available on acceptable terms, or at all. Our ability to obtain additional capital will depend on a number of factors, including market conditions, investor demand, our operating performance and general economic conditions. If we are unable to raise additional capital when needed, we may be required to significantly reduce or delay our operations, curtail our growth strategy, dispose of assets, seek protection under applicable insolvency laws or cease operations altogether. Any additional equity financing could result in substantial dilution to our shareholders, while debt financing could impose restrictive covenants and increase our debt service obligations.

If you purchase ordinary shares in this offering, you will suffer immediate dilution of your investment.

The ordinary shares sold in this offering, if any, will be sold from time to time at various prices. However, the offering price of our ordinary shares may be substantially higher than the net tangible book value per ordinary share. Therefore, if you purchase our ordinary shares in this offering, you may pay a price per share that substantially exceeds our net tangible book value per share after this offering. After giving effect to the sale of our ordinary shares in the aggregate amount of $6,700,000 at an assumed offering price of $0.248 per share, the last reported sale price of our ordinary shares on Nasdaq on July 16, 2026, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.221 per share, representing the difference between our pro forma as adjusted net tangible book value per share as of December 31, 2025 after giving effect to this offering and the assumed offering price of $0.248 per share. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

S-10

As a result of the price resets and share adjustments in outstanding warrants and convertible notes, shareholders are likely to suffer substantial dilution and may see a significant decrease in the value of their Ordinary Shares.

We currently have outstanding multiple convertible securities which contain price reset or price adjustment provisions. Our outstanding warrants of the Company issued in July 2025 include an exercise price reset provision that, at the time of a subsequent issuance of equity while the warrant is outstanding, will adjust the related exercise price to be equal to lower of the new issuance price and lowest VWAP (as defined therein) within 5 trading days following public announcement of the subsequent transaction. The Company’s outstanding senior convertible notes issued in February 2026 (as further described in Use Of Proceeds) include an exercise price reset provision that, at the time of a subsequent issuance of equity while the notes are outstanding, will adjust the related conversion price to be the effective price per share of ordinary shares or ordinary share equivalents issued in such subsequent placement. If either of these price protection provisions are triggered by issuance of ordinary shares in this offering, it will result in the issuance of a significant number of shares upon exercise or conversion, and it is possible that our stock price will be reduced considerably. Accordingly, shareholders are likely to suffer further dilution and see a decrease in the value of their Class A Ordinary Shares as a result of any issuances that trigger these reset or adjustment provisions in our outstanding securities.

After the anticipated redemption of our outstanding convertible notes, we will have broad discretion in the use of the remaining net proceeds from this offering and may not use them effectively.

After the Company’s anticipated use of proceeds for the repayment of the Convertible Notes pursuant to the Holder Optional Redemption provision contained therein, our management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our ordinary shares. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our ordinary shares to decline. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

You may experience future dilution as a result of this offering, future equity offerings or other equity issuances.

We very likely will need to raise substantial capital in addition to the amounts we may raise in this offering. In order to raise such capital, we may in the future offer and issue additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering from time to time, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Manager at any time throughout the term of the Sales Agreement or not at all. The number of shares that are sold by the Manager after delivering a placement notice will fluctuate based on the market price of our ordinary shares during the sales period and limits we set with the Manager. Because the price per share of each ordinary share sold will fluctuate based on the market price of our ordinary shares during the sales period, and because the amount of ordinary shares to be sold, if any, is within our discretion, it is not possible to predict the number of ordinary shares that will be ultimately issued, if any.

The ordinary shares offered hereby will be sold in “at the market offerings”, and investors who buy ordinary shares at different times will likely pay different prices.

Investors who purchase ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-11

An active trading market for our ordinary shares may not be sustained and investors may not be able to resell their shares at or above the price at which they purchased them.

An active trading market for our ordinary shares may not be sustained. In the absence of an active trading market for our ordinary shares, investors may not be able to sell their ordinary shares at or above the price they paid or at the time that they would like to sell. In addition, an inactive market could impair our ability to raise capital by selling shares, which, in turn, could harm our business.

Participation rights may limit our flexibility to raise capital and breach of such rights could result in a material adverse effect on the Company.

Investors who participated in each of our July 2025 private placement transaction and our February 2026 convertible note offering hold rights of participation in our subsequent equity offerings, in each case while the related July 2025 warrants and February 2026 convertible notes, respectively, remain outstanding. The July 2025 warrant holders have the right, at their discretion, to participate in up to 50% of the amount sold in any future equity financing, and the February 2026 convertible note holders have the right, at their discretion, to participate in up to 25% of the amount sold in any future equity financing. As a result, we may be required to offer these investors the opportunity to participate in future financings, which could complicate or delay our ability to raise additional capital and may make our securities less attractive to new investors. To the extent any of these investors exercise their participation rights, existing stockholders, including investors in this offering, may experience dilution of their ownership interests. The ability to participate in financings may also increase the ownership position and influence of these investors over our company. Furthermore, the existence of these participation rights may create an overhang with respect to our securities, which could adversely affect the market price of our ordinary shares and our ability to complete financings on favorable terms, or at all.

The Company does not believe participation rights are applicable to this offering due to the nature and mechanics of an “at-the-market” offering (further details on ““at-the-market” offerings can be found in the Plan of Distribution herein), however the Company has no assurance that investors with such participation rights will agree with this opinion. If the investors who hold participation rights disagree with the Company’s position regarding participation rights as relates to sales of our ordinary shares in this offering, such investors may make claims of breach of contract, claims of default, or may undertake litigation procedures against the Company, any of which can have material adverse effects for the Company.

S-12

USE OF PROCEEDS

We may issue and sell a number of our ordinary shares having aggregate gross proceeds of up to $6,700,000 from time to time under this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Because there is no minimum offering amount required as a condition of this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of our ordinary shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any of our ordinary shares under or fully utilize the Sales Agreement with the Manager as a source of financing.

We currently intend to use the net proceeds from this offering primarily for working capital and other general corporate purposes. However, on February 26, 2026, we entered into securities purchase agreements with certain institutional investors pursuant to which we issued senior convertible notes in an aggregate original principal amount of $4,347,826.08. The Notes mature on March 1, 2027, unless earlier converted, redeemed or otherwise extended in accordance with their terms. Among other provisions, the Notes provide that if we complete a subsequent equity financing while any Notes remain outstanding, the holders may require us to use up to 50% of the net proceeds from such financing to redeem all or a portion of their Notes, together with accrued and unpaid interest and any other amounts then due. As a result, the amount of the net proceeds that will ultimately be available for working capital and general corporate purposes is uncertain and will depend on whether, and to what extent, the holders exercise their redemption rights.

The amounts and timing of our actual expenditures will depend on numerous factors including our operating costs. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes. Pending such uses set forth above, we plan to invest the net proceeds in government securities and other short-term investment grade, marketable securities.

S-13

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares. We intend to retain our earnings, if any, to finance the growth and development of our business and do not expect to pay cash dividends or to make any other distributions in the near future. Our Board will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of December 31, 2025, pro forma for subsequent events up through the date of this prospectus supplement, which includes (i) the issuance of convertible notes in February 2026, (ii) the issuance of additional shareholders’ loans, and the Company’s usage of its Equity Line of Credit Facility, and pro forma as adjusted to reflect the estimated net proceeds from this offering.

The amounts shown below are unaudited. The information in this table should be read in conjunction with and is qualified by reference to our audited condensed consolidated financial statements and notes thereto and other financial information incorporated by reference into this Prospectus Supplement. All numbers below are expressed in United States dollars.

	As of December 31, 2025	As of December 31, 2025 (Pro Forma)	As of December 31, 2025 (Pro Forma As Adjusted)
Cash	$478,983	8,015,168	$14,254,168

Debt
Short Term Debt
Lienhardt Loan	$3,765,234	3,765,234	$3,765,234
Convertible Notes	-	6,181,154	6,181,154

Long Term Debt
Shareholders’ Loans	8,123,835	12,175,313	12,175,313

Stockholder’s Equity
Common Stock £0.002 par value	$137,820	158,613	$165,949
Additional paid-in capital	183,489,676	186,793,653	193,486,317
Accumulated other comprehensive income (loss)	4,067,061	4,067,061	4,067,061
Accumulated Deficit	(194,657,170)	(194,657,170)	(195,118,170)

Total Stockholder’s Equity	$(6,962,613)	(3,637,843)	$2,601,157

S-14

DILUTION

If you purchase ordinary shares in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our ordinary shares immediately after this offering. Our net tangible book value as of December 31, 2025 was approximately $(7.0) million, or approximately $(0.13) per share. Net tangible book value per share represents our total tangible assets less total liabilities as of December 31, 2025 divided by the number of ordinary shares outstanding as of December 31, 2025.

After giving effect to transactions occurring since the December 31, 2025, including (i) the issuance of convertible notes in February 2026, (ii) the issuance of additional shareholders’ loans, and the Company’s usage of its Equity Line of Credit Facility, our pro forma net tangible book value as of December 31, 2025 was approximately $(3.6) million, or approximately $(0.053) per share.

After giving effect to the assumed sale by us of $6,700,000 aggregate sales price of our ordinary shares in this offering at an assumed public offering price of $0.248 per share (the last reported sale price of our ordinary shares on Nasdaq on July 16, 2026), and after deducting the estimated fees and commissions, and estimated offering expenses payable by us (estimated at approximately $260,000), our pro forma as adjusted net tangible book value as of December 31, 2025 would have been approximately $2.6 million or approximately $0.027 per share. This represents an immediate increase in net tangible book value of approximately $0.08 per share to existing shareholders and an immediate dilution of approximately $0.221 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.248

Net tangible book value per share as of December 31, 2025	$(0.13)

Pro forma net tangible book value per share as of December 31, 2025	$(0.053)

Increase in pro forma net tangible book value per share attributable to new investors	$0.08

Pro forma as adjusted net tangible book value per share as of December 31, 2025 after giving effect to this offering		$0.027

Dilution per share to new investors in the offering		$0.221

The number of ordinary shares to be outstanding upon completion of this offering is based on 55,318,354 ordinary shares outstanding as of December 31, 2025, and excludes:

●	2,771,458 ordinary shares issuable upon exercise of share options, at a weighted average exercise price of $1.06 per share;
●	14,335,283 ordinary shares issuable upon exercise of warrants, at an exercise price of $0.55 per share; and
●	222,222 ordinary shares issuable upon exercise of warrants held by the underwriters in the initial public offering at an exercise price of $4.95 per share.

The example above does not give effect to any additional shares that may be issued due to the price resets or other adjustment features in our currently outstanding convertible securities that may be triggered by the issuance of shares in this offering; if such resets or adjustments are triggered, investors in this offering will experience further dilution.

S-15

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Manager, under which we may issue and sell our ordinary shares having an aggregate gross sales price of up to $6,700,000 from time to time through the Manager acting as a sales agent. The Sales Agreement provides that sales of our ordinary shares, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our ordinary shares, or any other existing trading market in the United States for our ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Manager as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law.

The Manager will offer the ordinary shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and the Manager on any day that: (i) is a trading day for Nasdaq; (ii) we have instructed the Manager by telephone to make such sales; and (iii) we have satisfied the conditions under Section 6 of the Sales Agreement. We will designate the maximum number of ordinary shares to be sold through the Manager on a daily basis. Subject to the terms and conditions of the Sales Agreement, the Manager will use its commercially reasonable efforts to sell on our behalf all of the ordinary shares so designated or determined. We may instruct Wainwright not to sell any ordinary shares if the sales cannot be effected at or above a minimum price designated by us in any such instruction. We or the Manager may suspend the offering of ordinary shares being made through the Manager under the Sales Agreement upon proper notice to the other party.

We will pay the Manager commissions, in cash, for their services in acting as agent in the sale of our ordinary shares. The Manager will be entitled to a placement fee of 3.0% of the gross sales price of the shares sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Manager for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $50,000, as provided in the Sales Agreement, and up to $5,000 per due diligence update session for its legal counsel’s fees. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Manager under the terms of the Sales Agreement, will be approximately $260,000.

Settlement for sales of ordinary shares will occur at or prior to 10:00 a.m. (New York City time) on the first trading day following delivery of the shares issued (or such shorter settlement cycle as may be in effect under the Exchange Act from time to time), or at some other time that is agreed upon by us and the Manager in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Manager may agree upon.

The Manager will use its commercially reasonable efforts consistent with their normal trading and sales practices and applicable law and regulations to sell on our behalf all of the ordinary shares requested to be sold by us, subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, the Manager will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Manager will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Manager against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all of the ordinary shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement at any time upon 10 days’ prior notice.

To the extent required by Regulation M, the Manager will not engage in any market making activities involving our ordinary shares while the offering is ongoing under this prospectus supplement. The Manager and its respective affiliates may in the future provide various advisory, investment and commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees, although we have no current agreements to do so. In addition, in the ordinary course of its various business activities, the Manager and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Manager or its respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement in electronic format may be made available on websites maintained by the Manager and the Manager may distribute this prospectus supplement electronically.

S-16

EXPENSES

The following is an estimate, subject to future contingencies, of the expenses we expect to incur in connection with the issuance and distribution of the securities being registered. All amounts listed in the table below are estimates except the SEC registration fee.

Expense	Estimated Amount
SEC registration fee	$13,810
FINRA filing fees	$15,500
Legal fees and expenses	$225,000
Accounting fees and expenses	$30,000
Miscellaneous costs	$5,000
Total	$289,310

EXPERTS

The financial statements of RedCloud Holdings plc as of December 31, 2025, and for the year ended December 31, 2025, incorporated by reference in this prospectus, have been so incorporated in reliance upon the report of PKF Littlejohn LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The financial statements of RedCloud Holdings plc as of December 31, 2024, and for the year ended December 31, 2024, incorporated by reference in this prospectus, have been so incorporated in reliance upon the report of Turner, Stone & Company, L.L.P., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Unless other indicated in any applicable prospectus supplement, the validity of our ordinary shares and other legal matters concerning this offering relating to the laws of England and Wales will be passed upon for us by Winston Taylor International LLP. Certain legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Haynes and Boone, LLP, New York, New York, is representing the Manager in connection with this Offering.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of England and Wales. All of our directors and officers of are residents of jurisdictions outside the United States. Our corporate headquarters is located in the United Kingdom and all or a substantial portion of our assets, and all or a substantial portion of the assets of our directors and officers, are located outside of the United States. As a result, it may be difficult for you to serve legal process on us or our directors or have any of them appear in a U.S. court.

We have appointed Donald J. Puglisi of Puglisi & Associates as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus supplement.

The United States and the United Kingdom have not agreed to a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards). As such, we understand that in England it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. A new claim will have to be issued in the English court with the U.S. judgment as its basis. The English court will then consider whether to order that the decision of the U.S. court be enforced. In deciding this, it will consider in particular whether the U.S. judgment is final and binding, for a monetary sum and whether the U.S. court had jurisdiction to hear the dispute in the first place. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant.

S-17

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement, which constitutes a part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the ordinary shares offered hereby, we refer you to the accompanying prospectus, the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are required to file annual reports, six-month reports and other information with the SEC pursuant to the Exchange Act as applicable to foreign private issuers. These reports and other information will be available on the website of the SEC referred to above.

We also maintain a website at https://redcloudtechnology.com/, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus supplement. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the following documents:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on May 15, 2026, and as amended on July 21, 2026;

●	our Reports on Form 6-K filed with the Commission on February 27, 2026, March 10, 2026, April 10, 2026, April 14, 2026, June 16, 2026, June 25, 2026, and July 10, 2026; and

●	the description of the Company’s ordinary shares contained in its registration statement on Form 8-A filed on March 19, 2025, including any amendment or report filed for purposes of updating such description.

The information relating to us contained in this prospectus supplement does not purport to be comprehensive and should be read together with the information contained in the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You may obtain a copy of these documents by writing or telephoning us at the following address:

RedCloud Holdings plc

50 Liverpool Street

London, EC2M 7PY, United Kingdom

Tel: +44 (0) 207 754 3735

S-18

PROSPECTUS

RedCloud Holdings plc

$100,000,000

Ordinary Shares

Purchase Contracts

Warrants

Subscription Rights

Debt Securities

Units

We may offer and sell to the public from time to time in one or more series or issuances up to $100,000,000 in the aggregate of:

●	ordinary shares
●	purchase contracts;
●	warrants to purchase our securities;
●	subscription rights to purchase any of the foregoing securities;
●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
●	units comprised of, or other combinations of, the foregoing securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts. For general information about the distribution of securities offered, please see “Plan of Distribution” beginning on page 10 of this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

Our ordinary shares are currently listed on The Nasdaq Capital Market under the symbol “RCT”. On June 15, 2026, the last reported sale price of our ordinary shares was $0.65 per share. As of June 15, 2026, the aggregate market value of our outstanding ordinary shares held by non-affiliates, or public float, was $14,141,454.75 based on 59,362,026 shares of outstanding ordinary shares, of which 18,855,273 ordinary shares are held by non-affiliates, and a per share price of $0.75, which was the closing sale price of our ordinary shares as quoted on the Nasdaq Capital Market on May 27, 2026. During the 12 calendar month period that ends on, and includes, the date of this prospectus, we have not offered and sold any of our securities pursuant to General Instruction I.B.5 of Form F-3. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.

If we decide to seek a listing of any purchase contracts, warrants, subscriptions rights, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

We are a “foreign private issuer” and an “emerging growth company” under the U.S. federal securities laws as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as a result, have elected to comply with certain reduced public company disclosure and reporting requirements. In addition, as long as we remain an emerging growth company, we will qualify for certain limited exceptions from the Sarbanes-Oxley Act of 2002.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 8 and the risk factors in our most recent Annual Report on Form 20-F, which is incorporated by reference herein, as well as in any other recently filed current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 24, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $100,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “RedCloud,” “we,” “our,” “us” and the “Company” in this prospectus, we mean RedCloud Holdings plc, together with our consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein contains “forward-looking statements” (as defined in Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended), that reflect our current expectations and views of future events and that involve significant risks and uncertainties. Readers are cautioned that significant known and unknown risks, uncertainties and other important factors (including those over which we may have no control and others listed in this prospectus (including the information incorporated herein) and in the “Risk Factors” section of this prospectus and in our Annual Report on Form 20-F) may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

We intend the forward-looking statements to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. You can identify some of these forward-looking statements by words or phrases such as “may,” “could,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “project,” “continue” or other similar expressions.

Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events and are subject to significant risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our lack of operating history;

●	our estimates regarding future revenue, expenses and needs for additional financing;

●	ineffectively competing in our industry;

●	the impact of governmental laws and regulation;

●	difficulties with certain third-party service providers we rely on or will rely on;

●	failure to maintain our corporate culture as we grow and changes in consumer recognition of our brand;

●	changes in senior management, loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel;

●	our ability to expand our business in the jurisdictions in which we currently operate and our ability to expand our business into new jurisdictions;

●	the continued performance of our RedAI infrastructure and its AI and machine learning capabilities;

●	our estimated revenue, net loss, OPEX and transaction based revenue;

●	our ability to retain and grow the brands, distributors and retailers on our infrastructure and associated products;

●	our ability to continue to innovate and expand our technological capabilities;

●	labor shortages, unionization activities, labor disputes or increased labor costs, including increased labor costs resulting from minimum wage increases; and

●	inadequately protecting our intellectual property or breaches of security of confidential consumer information.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or incorporated herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth or incorporated by reference herein under “Risk Factors” and elsewhere in this prospectus. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus or incorporated by reference herein should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus or incorporated by reference herein represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus. Prior to investing in our ordinary shares, you should read this prospectus, the information incorporated by reference herein and the documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we currently expect. See “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights information about our company, certain material terms of the securities that may be offered that are known as of the date of this prospectus and information contained in greater detail in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section entitled “Information Incorporated by Reference.” For a more complete understanding of the terms of a particular issuance of offered securities, and before making your investment decision, you should carefully read, this prospectus, which explains the general terms of the securities that we may offer, the accompanying prospectus supplement for such issuance, which explains the specific terms of the securities being offered and which may update or change information in this prospectus; and the documents referred to in “Where You Can Find Additional Information” for information about us, including our financial statements.

Our Company

We have developed and operate the RedAI infrastructure and associated products, facilitating the trading of everyday consumer supplies of FMCG products across business supply chains in Nigeria, South Africa, Argentina, Brazil and through joint ventures in Türkiye and Saudi Arabia. We believe RedAI solves a longstanding structural inefficiency in how key purchase and sales data is shared between manufacturer brands, distributors and retailers in high-growth consumer markets. For the year ended December 31, 2025, we generated revenue of approximately $48.5 million, a 4.4% increase year-on-year, with TTV growing 31% to $3.2 billion, served across a network of over 1,017 active distributors and 68,089 active retailers.

Through the facilitation of that trade, we collect, cleanse and aggregate transactional and behavioural data at scale. Cumulative trades across RedAI reached $6.9 billion between January 2023 and December 2025, creating a proprietary data foundation that delivers market-level insights beyond what individual company datasets or publicly available data can provide. We believe this asset—built through every order placed, every product listed and every buying decision made across our network—represents a structural and growing competitive advantage that becomes more powerful as transaction volumes increase.

It is this data foundation that now underpins our AI-focused product strategy. We have directed increasing research and development (“R&D”) and product investment toward user applications and agentic AI, monetising the dataset through AI-powered recommendations and predictions that support FMCG and supply chain professionals in planning, operations and sales. This includes the development of specialist AI agents—covering optimum inventory levels, economic order quantities (“EOQ”) and product mix presented to downstream customers. We believe this positions RedAI to move beyond the facilitation of trade and towards becoming the decision intelligence layer across global FMCG supply chains, where more trade is then executed on our networks.

The RedAI infrastructure has to date been sold on a consumption-based model, with transaction-based revenue charged to brands and distributors. As we transition to a more intelligence-driven product portfolio, we expect to monetise decision intelligence through a combination of subscription revenue and transactional revenue generated when trading decisions are executed across our network. RedAI enables structured data exchange across the FMCG value chain, allowing participants to move away from fragmented and manual procurement processes toward a more data driven and coordinated trading environment. By consolidating transactional and behavioural data across retailers, distributors, and brands, RedAI improves the transparency and efficiency of B2B purchasing and supply chain decision-making.

Retailers using RedAI are able to access AI-driven recommendations that assist with inventory planning and procurement decisions across large and complex product catalogues. These insights are generated through the analysis of historical and real-time purchasing behaviour, enabling faster identification of relevant products and suppliers.

Additionally, our infrastructure has AI and machine learning capabilities that provide our brands, distributors and retailers with trading and product insights and data to help them make better commercial decisions regarding their business operations. For example, RedAI has the capability to (1) inform retailers when they are running low on products, (2) inform distributors what other retailers in the area in which they operate are selling, and (3) inform brands and distributors the type of goods and products retailers are looking for on our infrastructure. We currently operate in Argentina, Brazil, Nigeria, and South Africa which are high consumer growth markets and plan to expand to additional countries in the future.

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RedAI also enhances demand side visibility for brands and distributors by identifying purchasing trends and product requirements across specific retail networks and geographies. This enables suppliers to better understand localised demand signals and to engage more efficiently with relevant retail partners, improving route-to-market effectiveness.

The RedAI Infrastructure

RedAI is an intelligent infrastructure and associated products that provides FMCG manufacturers, distributors and retailers with a faster, more intuitive way to trade effectively with each other to ensure the right products reach shelves, in appropriate quantities and at the right time. Before 2025, data collection and transactional volume was centered around the Red101 retailer app and B2B marketplace technology, increasingly delivering insights and recommendations to customers via RedInsights dashboards and reports. Since 2025, we have increased our commercial focus on aggregation and monetization of the proprietary data through RedAI as a unique selling proposition in the market, such that customers value RedAI for both predictive and decision intelligence and access to our trading networks to streamline their operations. Simultaneously the dramatic impact of generative AI and its increasing transformation of software development has provided an opportunity to reimagine the RedAI user experience and development roadmap through AI native infrastructure, AI agents, Model Context Protocol (“MCP”) integrations and a more flexible infrastructure to suit the needs of enterprise customers. This has enabled the Company to begin commercializing its RedAI infrastructure through enterprise licensing and joint venture deployment structures in selected international markets, including Saudi Arabia and Türkiye. These arrangements are intended to enable regional deployment of the Company’s AI-enabled trade infrastructure while leveraging local operating expertise, distribution relationships and infrastructure requirements.

We currently operate our infrastructure in what we consider the high growth consumer markets of Argentina, Brazil, Nigeria, and South Africa. As of December 31, 2025, we had approximately 996 sellers (distributors, wholesalers and brands), representing 7,910 brands, over 210,000 products listed and 65,512 retailers on our infrastructure. To date, we have generated our revenue from applying a transaction-based revenue on the TTV of each transaction conducted on our infrastructure. All revenue we receive is from the brand or distributors. Retailers on RedAI do not pay any fees on the transactions to which they are a party. The transaction-based revenue ranges from 1% to 5% of the TTV. For the year ended December 31, 2025, the average transaction-based revenue equated to approximately 1.5% of the TTV. For the year ended December 31, 2025, we had processed approximately 827,323 orders with approximately $3.2 billion in TTV. Furthermore, the decline in our Argentinian market reflects our strategic decision to reallocate capital to higher return opportunities, including our JV licensing model while the operations remain active in the country. As of January 2026, we began deploying RedAI ‘packages’ for mid-market distributors that attract a subscription fee in addition to transactional revenue, recognizing the value of our intelligence and forward operating officers in the field. In addition, our joint ventures are paying an annual fee to license the RedAI infrastructure into their markets.

RedAI Infrastructure and Associated Product Today

The Company currently operates the following sub-branded propositions, powered by RedAI data and intelligence:

●	RedAI – the data foundation, machine learning and intelligence capabilities presented to users. Other product brands are ‘powered by’ RedAI.

●	Red101 — the Company’s retailer-facing ordering and re-order app, enabling account holders to place and pay for orders directly.

●	RedInsights — dashboards and reporting tools delivering data-driven insights and recommendations to distributor and brand customers.

●	TradeX — a bulk trading programme facilitating large-volume B2B transactions between distributors and retailers.

Together these components formed an integrated trading platform, generating revenue primarily through transaction-based fees applied to the TTV of orders conducted across RedAI.

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RedAI Roadmap

The Company is in late development of a significant evolution of RedAI, which is expected to undergo a phased launch to enterprise customers first, beginning in H2 2026. The upcoming RedAI releases retain and enhance the functionality of the legacy components while introducing a new layered architecture comprising three principal components: a business application layer with initial intelligence features, powered by recently announced RAID (Realtime AI for Distribution) engine.

The business application layer is expected to dedicated functional environments across three domains, each enabling Decision Intelligence — AI-generated recommendations and insights delivered within role-based application modules:

●	RedAI Strategy — commercial intelligence across market share, product information, and retailer coverage

●	RedAI Operations — inventory optimisation, stockout prevention, and automated replenishment

●	RedAI Sales — route optimisation, upsell recommendations, and autonomous order execution support

Other product elements already announced for future release include:

RAID (Realtime AI for Distribution) was announced for launch H2 in initially contains a two-tier, learning-to-rank system, designed to deliver highly relevant product recommendations at scale across distributor networks. Trained on 3.7 million completed trade transactions, RAID has achieved accuracy levels (NDCG) that are significantly above the >80% threshold generally considered commercially impactful for ranking systems in an R&D validation. Unlike consumer recommendation engines that infer intent from behavioural signals, RAID. is trained on executed trade. RAID is designed to be exposed at the application layer to drive decisions. By embedding intelligence directly at the point of transaction, RedAI enables distributors and retailers to act on predicted outcomes, increasing average order value, improving repeat rates and optimising inventory flow in near-live trading environments. This represents a shift from backward-looking analysis to forward-looking execution.

Specialist AI Agents:

●	RedAI Inventory Agent (Distribution): expected to support inventory managers to reduce both stockouts and excess inventory by continuously monitoring inventory levels versus predicted market demand signals to recommend optimal reorder quantities and timing. By dynamically balancing economic order quantity against actual market demand, the agent’s predictive recommendations are designed to streamline trade while improving working capital efficiency and service levels across the supply chain.

●	RedAI Sales Agent (Distribution): expected to support sales teams to maximise inventory sell-out performance by identifying high-propensity buyers, recommending pricing strategies and ‘best-sold with’ product bundles. Improves performance of each salesperson by automating research steps to reducing effort on low-propensity customers, while increasing sales order value.

●	RedAI Market Planning Agent (FMCG): provide FMCG brand managers with granular visibility of market performance of branded product at category and SKU level, including competitive activity, channel dynamics, and localized growth opportunities. By surfacing actionable intelligence from across RedCloud’s trade data network, and providing recommendations for action, the agent is expected to directly support the growth of market share and competitive advantage.

The Company expects to make additional product announcements in due course about other planned elements of the RedAI infrastructure and expects to invest in a proactive roadmap of new products and features and improvements in due course.

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Recent Developments

Employment Agreement with Raju Datla

On May 14, 2026, the Company and Raju Datla entered into a formal employment agreement in connection with his position as Chief Financial Officer of the Company. Pursuant to the terms of Mr. Datla’s employment agreement with the Company’s subsidiary, RedCloud Technologies Inc., dated May 14, 2026, Mr. Datla will be paid a base salary of $425,000 per annum, which may be adjusted from time to time in the Company’s sole discretion. Mr. Datla will also be entitled to an annual cash performance bonus, based on individual achievement and Company performance goals and such additional factors as the Company may consider, under the Company’s bonus plan to senior executives, with a target of 100% of his base salary. Mr. Datla shall be granted 400,000 restricted share units per year over the next three years pursuant to the Company’s 2024 Equity Incentive Plan. Each grant with a four-year vesting schedule (25% vesting on the one-year anniversary of the grant, and the remaining 75% vesting in twelve substantially equal quarterly tranches), subject to Mr. Datla’s continued employment with the Company.

Mr. Datla is entitled to participate in the employee benefit and group insurance programs offered to similarly situated Company employees, including health insurance, subject to the eligibility requirements and other terms and conditions of such programs. To the extent health insurance is not offered by the Company, the Company will reimburse Mr. Datla for the reasonable costs of such insurance coverage. The term of employment under the agreement is indefinite and termination in most instances requires at least thirty days’ written notice by either party.

July 2025 Private Placement Deferred Warrants

On May 16, 2026, the Company issued unregistered warrants to purchase up to an aggregate of 5,294,141 ordinary shares to the Company’s largest current shareholder and a member of the board of directors, who had previously agreed to defer receipt of such warrants until the Company had received shareholder approval for the issuance of the underlying ordinary shares, in connection with the private placement consummated in July 2025.

Corporate Information

Our corporate name is RedCloud Holdings plc (the “Company”). We are a public limited company organized under the laws of England and Wales and incorporated on April 15, 2024 under registered number 15647424. Our principal executive office is located at 50 Liverpool Street, London, EC2M 7PY, and our phone number is +44 (0) 207 754 3735. We maintain a website at https://redcloudtechnology.com. The references to our website are intended to be inactive textual references only. The information contained on, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus and investors should not rely on such information in deciding whether to purchase our ordinary shares. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (which we refer to as “the Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements;

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved; and

●	exemption from complying with recently enacted “pay versus performance” reporting obligations.

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In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.235 billion or more in annual gross revenues; (ii) the end of fiscal year 2030; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our ordinary shares held by non-affiliates exceeded $700 million on the last business day of our second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our shareholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Smaller Reporting Company

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, as amended, after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

We currently rely on the “foreign private issuer exemption” with respect to the following requirements:

●	We do not follow Nasdaq Rule 5605(b) regarding independence requirements of the majority of the board of directors. Pursuant to the Companies Act 2006 (the “Companies Act”), the board of directors is not required to be comprised of a majority of independent directors.

●	We do not follow Nasdaq Rule 5620(c) regarding quorum requirements applicable to meetings of shareholders. Such quorum requirements are not required under English law. In accordance with generally accepted business practice, our amended and restated articles of association and the Companies Act provide alternative quorum requirements that are generally applicable to meetings of shareholders.

●	We do not follow Nasdaq Rule 5635(c) regarding shareholder approval requirements for the issuance of securities in connection with a share option or purchase plan that is established or materially amended or other equity compensation arrangement is made or materially amended. Pursuant to the Companies Act, we cannot allot ordinary shares or grant rights to subscribe for or to convert any security into ordinary shares in the Company without an ordinary resolution of the shareholders.

●	We do not follow Nasdaq Rule 5635(d) regarding shareholder approval requirements for the issuance of more than 20% of the outstanding ordinary shares of the issuer. Pursuant to the Companies Act, we cannot allot ordinary shares or grant rights to subscribe for or to convert any security into ordinary shares in the Company without an ordinary resolution of the shareholders.

Notwithstanding these exemptions, we will continue to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus and any prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes, or for other purposes that the board of directors, in their good faith, deems to be in the best interest of the Company. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Any further details regarding the use of the net proceeds of a specific series or class of securities will be set forth in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;
●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;
●	any delayed delivery requirements;
●	any over-allotment options under which underwriters may purchase additional securities from us;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation
●	any discounts or concessions allowed or re-allowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;
●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;
●	at prices related to such prevailing market prices; or
●	at negotiated prices.

Only underwriters named in the prospectus  supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our ordinary shares, which are quoted on the Nasdaq Capital Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Capital Market may engage in passive market making transactions in our ordinary shares on the Nasdaq Capital Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our ordinary shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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Description of SECURITIES WE mAY OFFER

General

RedCloud Holdings plc was incorporated as a public limited company on April 15, 2024 organized under the laws of England and Wales under registered number 15647424. Our registered office is at 50 Liverpool Street, London EC2M 7PY. The principal legislation under which we operate and our shares are issued is the Companies Act.

Ordinary Shares

As of June 15, 2026, 59,362,026 ordinary shares were issued and outstanding. Each ordinary share has a nominal value of £0.002 per share. Each issued and outstanding ordinary share is fully paid. There is no limit to the number of ordinary shares that we are authorized to issue, as the concept of authorized capital is no longer applicable under the provisions of the Companies Act. Each holder of our ordinary shares is entitled to one vote per ordinary share on all matters to be voted on by shareholders generally. The holders of our ordinary shares are entitled to receive such dividends as are recommended by our directors and declared by our shareholders. There are no conversion rights, redemption provisions or sinking fund provisions relating to any ordinary shares. See “Articles of Association” below for additional information.

We are not permitted under English law to hold our own ordinary shares unless they are repurchased by us and held in treasury. We do not currently hold any of our own ordinary shares.

See “Item 10. Additional Information” in our most recent Annual Report on Form 20-F for more information regarding our share capital, Articles of Association and Other United Kingdom Law Considerations.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of ordinary, preference shares, warrants, debt securities, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of ordinary shares, preference shares, warrants, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered or global form.

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Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

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Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our share capital, a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

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The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

●	the title of debt securities and whether the debt securities are senior or subordinated;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

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●	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

●	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

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●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

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PRINCIPAL SHAREHOLDERS

Based solely upon information made available to us, the following table sets forth information as of June 15, 2026 regarding the beneficial ownership of our ordinary shares after giving effect to the issuance:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

●	each of our named executive officers and directors; and

●	all our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 59,362,026 ordinary shares outstanding as of June 15, 2026.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated, each person or entity named in the table has sole voting and investment power with respect to all shares of our capital shown as beneficially owned, subject to applicable community property laws.

In computing the number and percentage of shares beneficially owned by a person, shares that may be acquired by such person (for example, upon the exercise of options or warrants) within 60 days of the date of this prospectus are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

The address of each holder listed below, except as otherwise indicated, is 50 Liverpool Street, London, EC2M 7PY.

Name of Beneficial Owner	Ordinary Shares Beneficially Owned	Percent of Ordinary Shares Beneficially Owned
Named Executive Officers and Directors
Justin Floyd (1)	2,221,412	3.70%
Raju Datla	-	*	%
Soumaya Hamzaoui (2)	507,750	*	%
Hans Rudolf Kunz (3)	7,735,431	12.98%
Nikolaus Senn (4)	7,633,955	12.83%
David Chung-Hua Bolocan	-	*	%
Prem Parameswaran	-	*	%
Dr. Mustafa Ergen	-	*	%
All directors and executive officers as a group (seven persons)	18,098,548	30.36%
5% Shareholders
Christina Byland (5)	23,895,330	40.25%

*Less than 1%.

(1)	Represents 1,587,037 ordinary shares and 634,375 options for the purchase of ordinary shares, which are exercisable within 60 days of the date of this prospectus.
(2)	Represents 507,750 options for the purchase of ordinary shares, which are exercisable within 60 days of the date of this prospectus.
(3)	Represents 7,525,431 ordinary shares held by HRK Participations SA, an entity incorporated under the laws of Luxembourg, and includes 210,000 options for the purchase of ordinary shares, which are exercisable within 60 days of the date of prospectus, held by Hans Rudolf Kunz, our Chairperson of the Board. HRK Participations SA is wholly owned by HRK Holding (HK) Ltd. (“HRK Holding”), and HRK Holding is wholly owned by Mr. Kunz.
(4)	Represents 7,498,955 ordinary shares held by Nikolaus Senn, a director of our Company, and includes 135,000 options for the purchase of ordinary shares, which are exercisable within 60 days of the date of this prospectus. The number of shares beneficially owned by Mr. Senn above excludes an aggregate of 800,000 shares issuable pursuant to warrants, which are not currently exercisable due to certain beneficial ownership limitations.
(5)	Represents 23,895,330 ordinary shares held by Christina Byland. The number of shares beneficially owned by Ms. Byland above excludes an aggregate of 9,200,000 shares issuable pursuant to warrants, which are not currently exercisable due to certain beneficial ownership limitations.

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FORMS OF SECURIITES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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EXPERTS

The financial statements of RedCloud Holdings plc as of December 31, 2025, and for the year ended December 31, 2025, incorporated by reference in this prospectus, have been so incorporated in reliance upon the report of PKF Littlejohn LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The financial statements of RedCloud Holdings plc as of December 31, 2024, and for the year ended December 31, 2024, incorporated by reference in this prospectus, have been so incorporated in reliance upon the report of Turner, Stone & Company, L.L.P., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Unless other indicated in any applicable prospectus supplement, the validity of our ordinary shares and other legal matters concerning this offering relating to the laws of England and Wales will be passed upon for us by Winston Taylor International LLP. Certain legal matters in connection with this offering relating to U.S. federal law will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of England and Wales. All of our directors and officers of are residents of jurisdictions outside the United States. Our corporate headquarters is located in the United Kingdom and all or a substantial portion of our assets, and all or a substantial portion of the assets of our directors and officers, are located outside of the United States. As a result, it may be difficult for you to serve legal process on us or our directors or have any of them appear in a U.S. court.

We have appointed Donald J. Puglisi of Puglisi & Associates as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

The United States and the United Kingdom have not agreed to a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards). As such, we understand that in England it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. A new claim will have to be issued in the English court with the U.S. judgment as its basis. The English court will then consider whether to order that the decision of the U.S. court be enforced. In deciding this, it will consider in particular whether the U.S. judgment is final and binding, for a monetary sum and whether the U.S. court had jurisdiction to hear the dispute in the first place. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with the registration statement. For further information about us and the ordinary shares offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC also maintains an internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are required to file annual reports, six-month reports and other information with the SEC pursuant to the Exchange Act as applicable to foreign private issuers. These reports and other information will be available on the website of the SEC referred to above.

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We also maintain a website at https://redcloudtechnology.com/, through which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessed through our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the following documents:

●	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the Commission on May 15, 2026; and

●	our Reports on Form 6-K filed with the Commission on February 27, 2026, March 10, 2026, April 10, 2026, April 14, 2026 and June 16, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing or telephoning us at the following address:

RedCloud Holdings plc

50 Liverpool Street

London, EC2M 7PY, United Kingdom

Tel: +44 (0) 207 754 3735

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$6,700,000

Ordinary Shares

Prospectus Supplement

H.C. Wainwright & Co.

The date of this prospectus supplement is July 21, 2026